Exhibit 21.1

Name	Jurisdiction of Incorporation or Organization
Evercore Advisors L.L.C.	Delaware
Evercore GP Holdings L.L.C.	Delaware
Evercore Group Holdings L.P.	Delaware
Evercore Group Holdings L.L.C.	Delaware
Evercore Group L.L.C.	Delaware
Evercore LP	Delaware
International Strategy & Investment (UK) Limited	England and Wales
Evercore Partners Limited	England and Wales
Evercore Partners International L.L.P	England and Wales
Evercore Partners Services East L.L.C.	Delaware
Protego Administradores, S. de R.L.	Mexico
Evercore Partners Mexico, S. de R.L.	Mexico
Evercore Casa de Bolsa, S.A. de C.V.	Mexico
Evercore ISI México, S. de R.L.	Mexico
Protego PE, S. de R.L.	Mexico
Protego Servicios, S.C.	Mexico
Protego SI, S.C.	Mexico
Sedna S. de R.L.	Mexico
Evercore Mexico GP Holdings L.L.C.	Delaware
Evercore Wealth Management L.L.C.	Delaware
Evercore Holdings Limited	England and Wales
Evercore Trust Company, N.A.	New York
Evercore Asia Limited	Hong Kong
Evercore Brasil Participacoes LTDA	Brazil
Evercore Partners Canada Ltd.	Canada
Evercore Private Capital Advisory L.P.	Delaware
PCA Holdco LLC	Delaware
Evercore Asia (Singapore) Pte. Ltd.	Singapore
Evercore BD Investco LLC	Delaware
Evercore Group Services Limited	England and Wales
Evercore GmbH	Germany
Evercore Trust Company of Delaware	Delaware
Evercore (Japan) Ltd.	Japan